FIRST AMENDMENT TO
                        LOAN DOCUMENTS

     THE FIRST AMENDMENT TO LOAN DOCUMENTS ("Extension Agreement") is made and entered into as of January 24, 1996, by and between WRIGHT-CARLYLE PARTNERS, a California general partnership, ("Borrower"), and THE
PRUDENTIAL INSURANCE COMPANY OF AMERICA, a corporation organized and existing under the laws of the State of New Jersey ("Lender").

               RECITALS AND CERTAIN DEFINITIONS

    A. Lender owns fee title to certain real property (the "Land") located in Los Angeles, California, which Land is described in EXHIBIT A attached hereto and forming a part hereof by this reference.

    B. Borrower is currently the ground lessee and Lender is the ground lessor of the Land pursuant to that certain ground lease dated February 1, 1977, as amended by the First Amendment Of Lease dated July 16, 1979 and the Second Amendment Of Lease dated December 19, 1985 (the ground lease as so amended is referred to herein as the "Lease"). Borrower, or its predecessor in interest, has constructed two (2) medical office buildings and attendant parking garages (the "Improvements") on the Land.

     C. The interests of Borrower in the Lease (the "Leasehold Estate") as well as the Improvements are currently subject to a loan ("Loan") held by Lender which Loan is evidenced by that certain deed of trust ("Deed of Trust") dated as of January 15, 1991 and recorded as Instrument No. 91-63945 in the Official Records of Los Angeles County on January 15, 1991, which Deed of Trust secures repayment of that certain promissory note ("Note") of even date therewith, evidencing an original principal indebtedness in the amount of Eighty Six Million Dollars ($86,000,000). The Deed of Trust and the Note as well as the other security documents delivered to Lender in connection with the Loan are collectively referred to as the ("Loan Documents"). The Deed of Trust and Note are due and payable in full on January 14, 1996 (the "Maturity Date").

    D. Lender has informed Borrower that it does not intend to renew the Loan on its Maturity Date and Borrower, in order to realize on the value, if any, it has in the Leasehold Estate and Improvements (hereinafter the "Project") has requested Lender to grant Borrower an option to purchase Lender's fee interest in the Land and grant Borrower an extension of the Maturity Date of the Note to provide Borrower the opportunity to find a purchaser for the Land and Project.

























                               1


    E. Borrower and Lender desire to amend the Note and the other documents evidencing and securing the Loan (the "Loan Documents"), and to extend the Maturity Date of the Loan, all on the terms and conditions set forth in this Extension Agreement.

     NOW, THEREFORE, Borrower and Lender agree as follows:

          1. AMENDMENT OF LOAN DOCUMENTS. Subject to the satisfaction, or waiver by Lender, of the conditions precedent set forth in Section 5, below, on or prior to January 14, 1996, the Loan Documents are hereby supplemented, amended and modified to incorporate the following, which shall supersede and prevail over any conflicting provisions of the Loan Documents.

          2.     AMENDMENTS TO NOTE.

                 a. The first grammatical paragraph of the Note is hereby amended to real in full as follows:

               "For value received, the undersigned, Wright-Carlyle Partners, a California general partnership (herein called "Maker"), hereby promises to pay to the order of THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation (herein called "Holder"), at the home office of Holder in Newark, New Jersey or at such other place as may be designated in writing, the principal sum of Eighty Six Million Dollars ($86,000,000) (the "Loan") plus interest on the outstanding unpaid balance of the Loan from the date hereon until January 9,1996 at the rate of nine and eleven one-hundredths percent (9.11%) per annum and from January 10, 1996 until the Loan is paid at the rate of ten percent (10.00%) per annum until said Loan is paid; the principal and interest being payable, without grace, as follows:"

          b. The second paragraph of the Note is hereby amended to read in full as follows:

               "On February 10, 1991, Maker shall pay Holder the amount of $558,081.10 in payment of interest on the outstanding principal sum from the date after the date hereof through February 10, 1991. Beginning on the tenth (10th day of March 1991 and continuing on the tenth (10th) day of each calendar month thereafter until January 10, 1996, Maker shall pay monthly installments of principal and interest each installment, in the amount of Six Hundred Ninety-Eight Thousand Seven Hundred Ninety-Three Dollars and Three







                               2


               Cents ($698,793.03).   Beginning on the 10th day of
February, 1996, and on the same day of each month thereafter to and including September 10, 1996, Maker shall pay monthly installments of principal and interest each installment in the amount of Seven Hundred Twenty-Four Thousand Eight Hundred Sixty-Five Dollars and Forty-Six Cents ($724,865.46), and on the earlier to occur of (i) the date Borrower acquires ownership of the Land, or (ii) September 30, 1996, (the "Extended Maturity Date"), the balance of said principal sum with interest thereon at an annual rate of ten percent (10%) shall become due and payable. All installments of principal and interest of this Note shall be paid to Holder by wire transfer of immediately available funds to such bank or place, or in such other manner, as Holder may from time to time designate in writing to Maker, payable in lawful money of the United States of America, at the home office of the payee in Newark, New Jersey, or at such other place as the holder hereof may designate in writing."

          c. Subject to payment of all accrued interest and other sums due under the Loan Documents, if any, Borrower shall have the right to prepay all or part of the outstanding principal balance of the Loan on any date, upon giving not less than three (3) business days prior written notice to Lender of its intention to prepay, without premium. Without limitation on the foregoing, the Note is modified by deleting the prepayment premium provision which begins as the last grammatical paragraph at the bottom of page 1 of the Note and ends on the 4th line from the top on page 3 of the Note.

     3. SECURITY DOCUMENTS. The Deed of Trust and the other documents given to secure the Note (the "Security Documents") shall secure, in addition to any other obligations now or hereafter secured thereby, Borrower's obligations to Lender under: (i) the Note and all other Loan Documents, as amended or otherwise supplemented pursuant to this Extension


                   [continued on next page]



                               3


Agreement and (ii) this Extension Agreement, as amended or otherwise modified from time to time in writing by Borrower and Lender.

     4. LOAN DOCUMENTS. The term "Loan Documents" as used in this Extension Agreement and all other Loan Documents, means, collectively; the Note, the Deed of Trust defined in the Recitals and Certain Definitions; the Assignment of Lessor's Interest in Leases, the Security Agreement, the Hazardous Substances Remediation and Indemnification Agreement, the UCC-1 Financing Statement delivered with the Note and Deed of Trust to further secure the Loan and the Modification Documents (including this Extension Agreement), and all other agreements, contracts and other instruments and documents now or hereafter executed by Borrower with or in favor of Lender and required by Lender in connection with the Loan.

     5. CONDITIONS PRECEDENT. The effectiveness of this Extension Agreement is subject to the satisfaction, or waiver by Lender, of the following conditions precedent:

          a. Receipt and approval by Lender of the following documents (the "Modification Documents") each in form and substance satisfactory to Lender and each fully executed:

               (1)  two originals of this Extension Agreement;

               (2) one original of a recordable First Amendment to Deed of Trust (the "First Amendment to Deed of Trust");

               (3) one original of a recordable Assignment of Lessor's Interest in Leases (the "Assignment of Leases's);

               (4) one original of a UCC-1 Financing Statement (the "Financing Statement");

               (5) documents pursuant to which the managing partners of Borrower authorize and approve the execution and performance of the Modification Documents;

               (6) any and all documents and agreements which are required pursuant to this Extension Agreement or which Lender has requested; and

               (7) an estoppel certificate from Borrower in form acceptable to Lender certifying that the Lease is in full force and effect without default on the part of landlord or tenant.

          b. The issuance by Ticor Title Insurance Company, and Lender's receipt, for attachment to Lender's Policy of Title Insurance issued by Stewart Title bearing policy No. 435788, a CLTA Indorsement 110.5, together with such other indorsement as Lender



                               4


requires, insuring the priority and validity of the Deed of Trust as modified by the First Amendment to Deed of Trust as a first and valid lien upon the Project, subject only to such exceptions as have been approved by Lender in writing.

          c. Payment by Borrower of all fees and charges and expenses incurred in connection with this Extension Agreement and the transactions contemplated hereby, including without limitation title insurance costs, recording fees, attorneys' fees, and documentation costs and charges and reconveyance fees.

          d. The First Amendment to Deed of Trust and the Assignment of Leases shall have been recorded in the Official Records of Los Angeles.

          e. The representations and warranties contained in this Extension Agreement shall be true and correct.

          f. No default under the Note or any other Loan Document ("Event of Default") shall remain uncured and not event shall have occurred, which, with the giving of notice or the passage of time or both, could constitute an Event of Default.

          g. Delivery of current searches of all Uniform Commercial Code Financing Statements which may have been filed in any applicable governmental office in California against Borrower, as debtor, showing no Uniform Commercial Code filings or Financing Statements affecting Borrower, except for statements or filings showing Lender as the secured party.

          h. The Financing Statement shall have been filed with the office of the California Secretary of State.

     6. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents, warrants and agrees to and with Lender as follows (except as otherwise disclosed in writing to Lender prior to the date of this Extension Agreement):

          a. Neither the execution, delivery or performance by Borrower of this Extension Agreement or the Modification Documents, nor compliance by Borrower with the terms and provisions of this Extension Agreement or any Modification Documents (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree or any court or governmental instrumentality affecting or applicable to Borrower or the Project, or (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, of constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any of the property or assets of Borrower pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement of any other agreement, contract or instrument to which Borrower is a party or







                               5


by which it may be subject; or (iii) will violate or conflict with the organizational documents of Borrower.

          b. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with (i) the execution, delivery and performance of this Extension Agreement or any other Modification Documents, or (ii) the legality, validity, binding effect or enforceability of this Extension Agreement or any other Modification Documents, except to the extent any Modification Documents need to be filed or recorded to evidence the restructured security interest of Lender in the Project.

          c. There are no actions, suits or proceedings pending or, to the actual knowledge of Borrower, threatened against the Project or Borrower which may materially and adversely affect (i) the enforceability or priority of the Loan Documents; (ii) the ability of Borrower to perform its obligations under this Extension Agreement or the Loan Documents; or
(iii) the business, operations, property, assets, condition (financially or otherwise) or prospects of Borrower with respect to the Project.

          d. To the best of Borrower's knowledge (without the requirement of inquiry or investigation by Borrower, except that Borrower has made inquiry of H. Jon Runstad, Ronald Blake and Peter Lazauskas, who are employed as President and Chief Executive Officer of Wright Runstad & Company and Building Manager and Chief Engineer of the Property, respectively, provided that such individuals' knowledge with respect to the Property is based on the investigation normally engaged in by such individuals in the scope of their respective employment activities relating to the Property), Borrower's operation of the Project is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, including but not limited to the Americans with Disabilities Act (and including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls); provided, that under applicable law, new tenant improvement work can be performed only if the particular tenant suite in which such work is being performed are brought under compliance with the standards required for new construction laws under the currently applicable handicap laws ("Handicap Standards"); provided, further, that all tenant suites which have been vacated for occupancy by new tenants since November 30, 1989 comply with the Handicap Standards; except such noncompliance as would not, in the aggregate, have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of Borrower.

          e. Borrower has not received any notice from any insurance company of any defects or inadequacies in the Project which would adversely affect the insurability of the Project or which would materially increase the cost of insuring the Project beyond that which is currently charged for the Project.








                               6


          f. To the actual knowledge of Borrower, there has not been a commencement of any action involving the (a) condemnation of any portion of the Land or Project; (b) condemnation or relocation of any roadways abutting the Land or Project, or (c) denial of access to the Land from any point of access to the Land or Project; and to Borrower's actual knowledge, no governmental authority is contemplating any condemnation proceedings which could have an adverse effect on the use, occupancy or enjoyment of the Land or Project.

          g. To the actual knowledge of Borrower, Borrower has paid all taxes due pursuant to any assessments against the Land or Project, including without limitation real property taxes and assessment. No special assessments have been imposed and are outstanding against the Land or Project, and to the best of Borrower's knowledge after making due inquiry, no such special assessments are contemplated by any governmental authority or other person or entity having jurisdiction over the Land or Project.

          h. To the actual knowledge of Borrower, Borrower has not caused, permitted or suffered any liens against the Land or Project, in favor of any person or entity whatsoever, whether any such lien is prior or subordinate to the lien and interest of Lender in the Land or Project.

          i. To the actual knowledge of Borrower, no brokerage fees or commissions are payable by or to any person claiming through Borrower or Borrower's activities in connection with this Extension Agreement or the Modification Documents (with the exception of any broker's commission payable in connection with the sale of the Land or Project).

          j. Borrower is a validly existing California general partnership with full partnership power and authority to execute, deliver and perform its obligations under the Loan Documents and the Extension Agreement and conduct its business in California.

          k. The execution, delivery and performance of this extension agreement and the other Modification Documents have been duly authorized by proper corporate or partnership actions or proceedings, and the Modification Documents and the Loan Documents constitute legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms.

          l. Borrower has no knowledge that any building or other improvement on the Land encroaches upon any adjacent property, building line, setback line, side yard line, or any recorded or visible easement (or other easement of which Borrower is aware or has reason to believe may exist) with respect to the Land.

          m. To the actual knowledge of Borrower, there are no material defaults under the Lease and to Borrower's actual knowledge, no material default under any of the existing subleases for occupancy of the Project.








                               7


          n. To the actual knowledge of Borrower, (1) other than as disclosed in the final report, Phase, I Environmental Assessment dated December 19, 1990 prepared by Dames and Moore for Borrower, no Hazardous Materials (as defined below) exist on; under or about the Land or Project in violations of any Hazardous Materials (as defined below), and no Hazardous Materials have at any time been transported to or from the Land or Project or used, generated, manufactured, stored, released or disposed of on, under or about the Land or Project in violation of any Hazardous Material Laws (as defined below), the Land or Project is not in violation of any Hazardous Materials Laws (as defined below) and there are no past, current or, to the best knowledge of Borrower after due investigation, threatened Hazardous Materials Claims (as defined below); (2) there are not now located on or under and no storage tanks have ever been located on or under the land or Project. As used herein, the term "HAZARDOUS MATERIALS" means and refers to any (a) oil, petroleum products, flammable substances, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other wastes, materials or pollutants which (i) pose a hazard to the Land or Project or to persons on or about the Land or Project or (ii) cause the Land or Project to be in violation of any Hazardous Materials Laws; (b) asbestos in any form, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyl, or radon gas; (c) chemical, material or substance defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", or "toxic substances" or words of similar import under any applicable local, state or federal law or under the regulations adopted or publications promulgated pursuant thereto, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. 9601, et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. 1801, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. 1251, et seq.; Sections 25115, 25117, 25122.7, 25140,
25249.8, 25281, 25316, 25501, and 25316 of the California Health and Safety Code; and Article 9 or Article II of Title 22 of the Administrative Code, Division 4, Chapter 20; (d) other chemical, material or substance that exists on the Land or Project in such amounts that it could pose a material hazard to the health and safety of the occupants of the Land or Project or the owners and/or occupants of property adjacent to or surrounding the Land or Project,or any other Person coming upon the Land or Project or adjacent property. As used herein, the term "HAZARDOUS MATERIALS CLAIMS" means and refers to any and all enforcement, cleanup, removal, remedial or other governmental or regulatory actions, agreements or orders threatened, instituted or completed pursuant to any Hazardous Materials Laws, together with any and all claims made or threatened by any third party against Borrower, Lender or the Land or Project relating to damage, contribution, cost recovery compensation, loss or injury resulting from the presence, release or discharge of any Hazardous Materials. As used herein, the term "HAZARDOUS MATERIALS LAWS" any federal, state or local laws, ordinances, regulations or policies relating to the environment, health and safety, and Hazardous Materials (including, without limitation, the use, handling, transportation, production, disposal, discharge or storage thereof) or to industrial hygiene or the environmental conditions on, under or about the Land or Project, including, without limitation, soil, groundwater and indoor and ambient air conditions. In addition, Borrower and Lender agree that: (i) this Section is intended as Lender's written request for







                               8


information (and Borrower's response) concerning the environmental condition of the real property security under the terms of California Code of Civil Procedure 726.5; and (ii) each representation and/or covenant in this Extension Agreement or any other Loan Document (together with any indemnity applicable to a breach of any such representation and/or covenant) with respect to the environmental condition of the Land or Project is intended by Lender and Borrower to be and "environmental provision" for purposes of California Code of Civil Procedure 736.

     As used herein, a representation limited by the "knowledge, "best knowledge," actual knowledge" or other similar phrase with respect to Borrower means that neither Scott Price nor Julie Strocchia was aware that such representation was untrue when made.

          7. The unpaid principal indebtedness on the Note as of the date hereof is in the amount of Eighty-Two Million five Hundred Ninety-Nine Thousand Thirteen Dollars and Sixty-Two Cents ($82,599,013.62) which sum Borrower agrees to pay to the order of Lender pursuant to the terms of the Note as the same is modified herein.

     All representations and warranties provided herein will survive the execution of this Execution Agreement.

          8.   CERTAIN ASSURANCES REGARDING HAZARDOUS MATERIALS.

               a. Subject to the exclusions set forth in Section VI of the Hazardous Substances Remediation and Indemnification Agreement, Borrower shall protect, indemnify and hold Lender, its directors, officers, employees and agents, and any successors to Lender's interest in the Land or Project, an any other Person who acquires any portion of the Land or Project at a foreclosure sale or otherwise through the exercise of Lender's rights an remedies under the Loan Documents, and any successors to any such other Person, and all director, officers, employees and agents of all of the aforementioned indemnified parties, harmless from and against any and all actual or potential claims, liabilities, damages, losses, fines, penalties, judgments, awards, costs and expenses (including, without limitation, reasonable attorneys' fees and costs and expenses of investigation) which arise out or relate in any way to any Hazardous Materials Claims or any use, handling, production, transportation, disposal, release or storage of any Hazardous Materials in, under or on the Land or Project whether by Borrower or by any tenant or any other Person. All such costs, damages, claims and expenses heretofore described and/or referred to in this Section 8 are hereinafter referred to as "Expenses". Borrower's liability to the aforementioned indemnified parties shall arise upon the earlier to occur of (c) discovery of any Hazardous Materials on, under or about the Land or Project, or (d) the institution of any Hazardous Materials Claims, and not upon the realization of loss or damage, and Borrower shall pay to Lender from time to time, immediately upon Lender's request, an amount equal to such Expenses, as reasonably determined by Lender; provided, however, no such Expense shall be voluntarily incurred unless Lender has given Borrower three (3) business days advance written notice of such Expense and the notice and cure period under subsection b below has elapsed.






                               9


In addition, in the event any Hazardous Material is caused to be removed from the Land or Project by Borrower, Lender or any other Person, the number assigned by the Environmental Protection Agency to such Hazardous Material or any similar identification shall be solely in the name of Borrower and Borrower shall assume any and all liability for such removed Hazardous Material.

               b. In addition to any other rights or remedies Lender may have under this Extension Agreement or the Loan Documents, at law or in equity, in the event that Borrower shall fail to timely comply with any of the provisions hereof, or in the event that any representation or warranty made herein or in any certificate delivered after the date hereof proves to be materially false or misleading, then, in such event Lender may, after
(a) delivering written notice to Borrower, which notice specifically states that Borrower has failed to comply with the provisions of this Section 8; and (b) the expiration of the earliest to occur of (i) the later of (A) thirty (30) days after receipt of such notice and (B) one hundred eighty
(180) days after receipt of such notice or upon completion of cure by Borrower if Borrower shall commence to cure such default within thirty (30) days after receipt of such notice and shall diligently pursue such cure to completion, (ii) the cure period, if any, permitted under the applicable law, rule, regulation or order with Borrower shall have failed to comply or
(iii) any shorter period in which a cure of such violation should be commenced in order to avoid an imminent material risk to human health, upon three (3) business days' advance written notice to Borrower, Lender may (i) declare an Event of Default under the Loan Documents and exercise any and all remedies provided for therein, and/or (ii) do or cause to be done whatever is necessary to cause the Land to comply with all Hazardous Materials Laws and other applicable law, rule, regulation or order and the cost thereof shall constitute an Expense hereunder and shall become immediately due an payable without notice and with interest thereon at the rate of 10% per annum until paid. Upon reasonable advanced written notice, Borrower shall give to Lender and its agents and employees access to the Land or Projects for the purpose of effecting such compliance and hereby specifically grants to Lender a license, effective upon expiration of the applicable cure period, if any, to do whatever if necessary to cause the Land or Project to so comply, including, without limitation, to enter the Land or Project and remove therefrom any Hazardous Materials.

          9.   RELEASE AND WAIVER

               a. In consideration for the restructuring of the Loan as provided herein, Borrower hereby releases and forever discharges (and irrevocably and unconditionally waives as against) Lender, its direct or indirect subsidiaries and all of such subsidiaries' respective affiliated companies and subsidiaries (direct and indirect), predecessors, successors and assigns, and each of their past, present and future officers, shareholders, directors, agents and employees, and their respective heirs, legal representatives, legatees, successors and assigns, from all liability arising out of or resulting from any and all claims, controversies, actions, causes of action, demands, debts, liens, contracts, agreements, promises, representations, warranties, torts, damages, costs, attorneys' fees, monies due on account, obligations judgments or liabilities of any nature whatever at law or in equity, arising out of any agreement or imposed by law or otherwise, from






                              10


the beginning of time, whether or not known at this time, heretofore or hereafter, anticipated or unanticipated, suspected or claimed, fixed or contingent, whether yet accrued or not, and whether damage has yet resulted from the same or not (collectively, "Claims"), based on, arising out of or relating in any manner to the Loan (prior to the date hereof), the Note, the Loan Documents, any and all documents executed in connection with the Loan or the Loan Documents, Lender's administration of the Loan any other agreements between Lender and Borrower, as of the date hereof, or any oral or written communication, correspondence or transactions between Lender or its predecessors in interest and Borrower prior to the date hereof. Borrower acknowledges that it may learn of circumstances bearing upon the things and items released by this agreement for release contained in the Section, but it is Borrower's intention by doing so and doing so and doing the acts called for by this agreement for release, that this agreement for release shall be effective as a full land final accord and satisfaction and release of each and every thing and item released herein, whither known or unknown, future or contingent. In furtherance of this intention, Borrower acknowledges that Borrower is familiar with Section 1542 of the California Civil Code, which provides as follows:

          "A general release does not extent to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if know by him, must have materially affected his settlement with the debtor."



Borrower hereby waives and releases any right which it has or may have under Section 1542 of the California Civil Code to the full extent that Borrower may lawfully waive all such rights and benefits pertaining only and limited specifically to the things and items released herein.

               b. Borrower hereby represents and warrants to lender that (i) it has not assigned to any other person or entity any of its Claims; (ii) this Extension Agreement, the Loan Documents and the indebtedness and obligations they evidence or secure, are valid, binding and enforceable on and against Borrower in accordance with their respective terms, are in full force and effect, and are free from all defenses; and
(iii) there are no set-offs against Lender with regard to this Extension Agreement, the Modification Documents or the Loan Documents nor any claims or counter-claims against Lender with respect to this Extension Agreement, the Modification Documents or the Loan Documents.

               c. Without limiting the generality of the foregoing, Borrower hereby acknowledges and agrees that there are no oral agreements or understandings between or among any of the parties hereto with respect to this Extension Agreement or the Loan Documents.

               d.   Borrower hereby agrees that the provision of this
Section 9 shall remain in full force and effect notwithstanding the occurrence of an Event of Default under this Extension Agreement of the Loan Documents and the exercise by Lender of its rights and remedies hereunder or thereunder.





                              11


          10.  WAIVER OF JURY TRIAL.  LENDER AND BORROWER HEREBY
KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS EXTENSION AGREEMENT, THE NOTE OR ANY OTHER LOAN DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE LENDER OR BORROWER. THIS PROVISION IS MUTUALLY AGREED TO IN RECOGNITION OF THE COMPLEXITY OF THE LOAN AND THE MUTUAL DESIRE OF THE LENDER AND BORROWER TO AVOID DELAYS IN THE RESOLUTION OF DISPUTES INVOLVING THIS EXTENSION AGREEMENT. BORROWER ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER TO ENTER INTO THIS EXTENSION AGREEMENT.

          11.  NO AGREEMENT TO EXTEND OR MAKE FURTHER ADDITIONAL
ADVANCES. Nothing in this Extension Agreement, or in any prior course of conduct, shall be construed to obligate Lender to make any future additional advances under the Loan or to otherwise increase the amount of the Loan or to extend the maturity of the Loan beyond the Extended Maturity Date, and Borrower acknowledges that Lender has made no such agreement.

          12.  EVENTS OF DEFAULT.  [Intentionally Deleted.]

          13. BORROWER'S LIMITED RECOURSE LIABILITY. Lender agrees and confirms with Borrower that the provisions of Paragraph 48 of the Deed of Trust and that portion of the Note beginning with the third (3rd) full grammatical paragraph on page 7 of the Note, remain in full force and effect and are not modified, amended or altered by reason of this Extension Agreement and in addition, apply in full to this Extension Agreement as if fully set forth herein (provided, however, that for purposes of such incorporation, all references to "Trustor" in paragraph 48 of the Deed of Trust shall refer to "Borrower" herein and all references to "Beneficiary" in such paragraph 48 shall refer to "Lender" herein and all references to "this Deed of Trust" in such paragraph 48 shall refer to "this Extension Agreement" herein).

          14. SUBSEQUENT BANKRUPTCY. In the event Borrower becomes the subject of any insolvency, bankruptcy, receivership, dissolution, reorganization or similar proceeding, federal or state, voluntary or involuntary, under any present or future law or act, Lender shall be entitled to immediate and absolute lifting of any automatic stay as to the enforcement of its remedies under the Loan and Modification Documents against the Project, including specifically, but not limited to, the stay imposed by Section 362 of the United States Federal Bankruptcy Code, as amended. Borrower hereby irrevocably consents to the lifting of any such automatic stay and will not contest any motion by Lender to lift such stay.

Borrower expressly acknowledges and, agrees not to take any contrary position in any subsequent bankruptcy proceeding, that: (i) the Project is not now and never will be necessary to any plan of reorganization of any type; (ii) Borrower is a single asset entity with no employees; (iii) Borrower has no creditors other than








                              12


Lender (except for a few creditors small in relation to Lender which relate to operating expenses being paid as they come due); and (iv) any subsequent bankruptcy filing by the Borrower to this loan extension will be in bad faith for the sole purpose of delaying and frustrating the legitimate efforts of Lender to enforce its rights. The provisions of this paragraph are essential elements of Lender's consideration for entering into this Extension Agreement.

          15. LIMITED RECOURSE. As additional consideration for the Loan extension herein granted, Borrower hereby agrees that its obligations to pay the Loan in full on or before its Extended Maturity Date is independent and separate from the rights and obligations between Lender and Borrower that may arise in connection with Borrower's rights to purchase the Land. Should Borrower fail to acquire title to the Land by reason of default of Lender under any agreement with Borrower for the purchase and sale of the Land, Borrower shall nevertheless be obligated under the Loan Documents and this Extension Agreement to pay and discharge the indebtedness and Borrower shall have no claim for damages against Lender and its remedies against Lender shall be limited solely to those remedies provided for in the agreement for the purchase and sale of the Land; provided, however, that the Extended Maturity Date of the Loan shall be extended for the period reasonably necessary for Borrower to file and complete an action for specific performance.

          16. DEFINED TERMS. Capitalized terms used, but not defined herein, shall have the meaning provided for such terms in the Option To Purchase or the Agreement of Purchase And Sale of Real Property And Escrow Instructions, as the case may be.

          17. FULL FORCE AND EFFECT. Except as expressly amended by the Modification Documents, the Loan Documents remain in full force and effect without amendment.

          18. SATISFACTION OF CONDITIONS. The conditions in Section 5 hereof shall be deemed to have been satisfied or waived by Lender's execution and delivery of this Extension Agreement.

          19. COUNTERPARTS. This Extension Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original agreement, and all of which shall constitute one such agreement by each of the parties.



                  [ continued on next page ]













                              13


          IN WITNESS WHEREOF, Borrower and Lender have caused this Extension Agreement to be duly executed as of the date first written above.


BORROWER:   WRIGHT-CARLYLE PARTNERS,
            a California general partnership

            By:  Carlyle Real Estate Limited Partnership-IX,
               an Illinois limited partnership,
               General Partner

               By:  JMB Realty Corporation,
                    a Delaware corporation,
                    General Partner



                    By:  Julie A. Strocchia
                    Name:Julie A. Strocchia
                           (Print)

                    Title:  Vice President



                   [continued on next page]
































                              14


BORROWER: WRIGHT-CARLYLE PARTNERS, (cont.)


          By:  Medical Office Buildings, Ltd.,
               a Washington limited partnership,
               General Partner

               By: Wright Runstad Associates Limited Partnership, a
                  Washington limited partnership,
                  General Partner

                  By: Wright Runstad & Company,
                     a Washington corporation,
                     General Partner


                       By:    Scott Price
                       Name:  Scott Price
                              (Print)
                       Title:  Vice President



                    [continue on next page]



































                              15


LENDER: THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation



               By:  Carol Weiss
               Its: Vice President




















































                              16


                          DESCRIPTION








PARCEL A:

LOT 2 OF TRACT NO. 29854, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 849 PAGES 42 AND 43 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT ALL OIL, GAS, MINERALS AND ALL OIL, GAS, MINERALS AND HYDROCARBON SUBSTANCES LYING BELOW A DEPTH OF 500 FEET FROM THE SURFACE THEREOF OF SAID LAND, BUT NO RIGHT OF ENTRY UPON THE SURFACE OF SAID LAND, AS GRANTED TO MORRISET, INCORPORATED, A CALIFORNIA CORPORATION, IN DEED RECORDED MARCH 5, 1968 AS INSTRUMENT NO. 2630 IN BOOK D-3931 PAGE 136, OFFICIAL RECORDS.

PARCEL B:

SUB-PARCEL 1:

EASEMENTS OVER LOT 1 OF TRACT NO. 29854, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 849 PAGES 42 AND 43 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, FOR MAINTAINING ANY PRESENTLY EXISTING ENCROACHMENTS OF WALLS AND FOR DRAINAGE OF IRRIGATION AND RAIN WATER AS DESCRIBED IN PARAGRAPHS 3, 8 AND 5 RESPECTIVELY OF THE DECLARATION AND AGREEMENT OF RESTRICTIONS AND RECIPROCAL EASEMENTS, DATED JANUARY 28, 1977 AND RECORDED IN THE OFFICIAL RECORDS OF LOS ANGELES COUNTY, CALIFORNIA ON FEBRUARY 8, 1977 AS INSTRUMENT NO. 77-135299, AS AMENDED BY THAT CERTAIN FIRST AMENDMENT TO DECLARATION AND AGREEMENT OF RESTRICTIONS AND RECIPROCAL EASEMENTS DATED AS OF MAY 18, 1978, WHICH WAS RECORDED IN THE OFFICIAL RECORDS OF LOS ANGELES COUNTY, CALIFORNIA, ON MAY 30,1978 AS INSTRUMENT NO. 78-576850.

SUB-PARCEL 2:

AN EASEMENT TO CONSTRUCT, MAINTAIN, REPAIR AND RECONSTRUCT A PEDESTRIAN BRIDGE AND FOR PEDESTRIAN INGRESS AND EGRESS PURPOSES OVER A STRIP OF LAND, DESCRIBED AS FOLLOWS:

THAT PORTION OF LOT 1 OF TRACT NO. 29854, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 849 PAGES 42 AND 43 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, INCLUDED WITHIN A STRIP OF LAND 24.00 FEET WIDE AND LYING 12 FEET ON EACH SIDE OF THE FOLLOWING DESCRIBED CENTER LINE:

BEGINNING AT THE EASTERLY TERMINUS OF THAT CERTAIN COURSE IN THE SOUTHERLY LINE OF SAID LOT 1, WHICH HAS A BEARING AND DISTANCE OF SOUTH 89 DEGREES 43 MINUTES 00 SECONDS EAST 169.92 FEET; THENCE NORTH 89 DEGREES 43 MINUTES 00 SECONDS WEST 12.47 FEET TO THE TRUE POINT OF BEGINNING; THENCE NORTH 00 DEGREES 17 MINUTES 00 SECONDS EAST 122.60 FEET.


                          DESCRIPTION


EXCEPT THAT PORTION OF SAID LOT 1 LYING BELOW AN ELEVATION OF 180.00 FEET BASED ON THE U.S.G.S. DATUM, EFFECTIVE JULY 1, 1925, BY ORDINANCE NO. 52222 OF THE CITY OF LOS ANGELES. ALSO EXCEPTING THAT PORTION OF LOT 1, LYING ABOVE AN ELEVATION OF 210.00 FEET BASED ON U.S.G.S. DATUM.

SUB-PARCEL 3:

AN EASEMENT TO CONSTRUCT, MAINTAIN, REPAIR AND RECONSTRUCT A PEDESTRIAN BRIDGE AND FOR PEDESTRIAN INGRESS AND EGRESS PURPOSES OVER A STRIP OF LAND, DESCRIBED AS FOLLOWS:

THAT PORTION OF LOT 1 OF TRACT NO. 29854, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 849 PAGES 42 AND 43 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, INCLUDED WITHIN A STRIP OF LAND 24.00 FEET WIDE AND LYING 12 FEET ON EACH SIDE OF THE FOLLOWING DESCRIBED CENTER LINE:

BEGINNING AT THE EASTERLY TERMINUS OF THAT CERTAIN COURSE OF THE SOUTHERLY LINE OF SAID LOT 1, WHICH HAS A BEARING AND DISTANCE OF SOUTH 89 DEGREES 43 MINUTES 00 SECONDS EAST 163.00 FEET; THENCE NORTH 89 DEGREES 43 MINUTES 00 SECONDS WEST 50.00 FEET TO THE TRUE POINT OF BEGINNING; THENCE NORTH 0 DEGREES 17 MINUTES 00 SECONDS EAST 10.00 FEET.

EXCEPT THAT PORTION OF SAID LOT 1, LYING BELOW AN ELEVATION OF 180.00 FEET BASED ON THE U.S.G.S. DATUM, EFFECTIVE JULY 1, 1925, BY ORDINANCE NO. 52222 OF THE CITY OF LOS ANGELES.

ALSO EXCEPTING THAT PORTION OF SAID LOT 1, LYING ABOVE AN ELEVATION OF
210.00 FEET BASED ON SAID U.S.G.S. DATUM.

SUB-PARCEL 4:

A NON-EXCLUSIVE EASEMENT FOR INGRESS AND EGRESS PURPOSES, AND ALSO FOR THE PURPOSE OF PROVIDING ACCESS TO LOADING AREAS, TRASH ROOM, COOLING TOWER, BOILER ROOMS, ELECTRICAL AND EQUIPMENT VAULTS, LAND OTHER MECHANICAL AND STORAGE AREAS AS TO THE MEDICAL OFFICE BUILDINGS; ALSO FOR PROVIDING EXISTS FROM THE MEDICAL OFFICE BUILDINGS AS MAY BE REQUIRED TO SATISFY BUILDING CODES OF THE CITY OF LOS ANGELES; AND FOR PROVIDING TRUCK LOADING SPACES FOR THE MEDICAL OFFICE BUILDING OVER A PARCEL OF LAND DESCRIBED AS FOLLOWS:


THAT PORTION OF LOT 1 OF TRACT NO. 29854, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 849 PAGES 42 AND 43 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, DESCRIBED AS FOLLOWS:

BEGINNING AT THE MOST SOUTHEASTERLY CORNER OF SAID LOT 1; THENCE ALONG THE MOST EASTERLY LINE OF SAID LOT 1, NORTH 01 DEGREES 02 MINUTES 35 SECONDS EAST 58.60 FEET TO THE TRUE POINT OF BEGINNING; THENCE ALONG SAID EASTERLY LINE SOUTH 01 DEGREES 02 MINUTES 35 SECONDS WEST 20.00 FEET; THENCE PARALLEL WITH THAT CERTAIN COURSE IN THE SOUTHERLY LINE OF SAID


                          DESCRIPTION

LOT 1, HAVING A BEARING AND DISTANCE OF SOUTH 89 DEGREES 43 MINUTES 00 SECONDS EAST 164.2 FEET, NORTH 89 DEGREES 43 MINUTES 00 SECONDS WEST 164.79 FEET TO THAT CERTAIN COURSE IN SAID SOUTHERLY LINE HAVING A BEARING AND DISTANCE OF NORTH 0 DEGREES 17 MINUTES 00 SECONDS EAST 40.43 FEET; THENCE ALONG SAID SOUTHERLY LINE NORTH 0 DEGREES 17 MINUTES 00 SECONDS EAST 1.83 FEET, SOUTH 71 DEGREES 39 MINUTES 00 SECONDS WEST 85.48 FEET, SOUTH 0 DEGREES 17 MINUTES 00 SECONDS WEST 10.36 FEET TO THE INTERSECTION WITH A LINE WHICH IS PARALLEL WITH AND DISTANCE NORTHERLY 2.76 FEET, MEASURED AT RIGHT ANGLES, FROM THAT CERTAIN COURSE IN THE SOUTHERLY LINE OF SAID LOT 1, WHICH HAS A BEARING AND DISTANCE OF SOUTH 89 DEGREES 43 MINUTES 00 SECONDS EST 169.92 FEET; THENCE ALONG SAID PARALLEL LINE NORTH 89 DEGREES 43 MINUTES 00 SECONDS WEST 123.51 FEET; THENCE SOUTH 57 DEGREES 17 MINUTES 00 SECONDS WEST 5.07 FEET TO A POINT IN LAST MENTIONED CERTAIN COURSE; THENCE ALONG SAID SOUTHERLY LINE NORTH 89 DEGREES 43 MINUTES 00 SECONDS WEST 42.16 FEET, NORTH 0 DEGREES 17 MINUTES 00 SECONDS EAST 47.69 FEET; THENCE LEAVING SAID SOUTHERLY LINE NORTH 73 DEGREES 17 MINUTES 00 SECONDS EAST 7.22 FEET; THENCE NORTH 0 DEGREES 17 MINUTES 00 SECONDS EAST 18.00 FEET; THENCE SOUTH 89 DEGREES 43 MINUTES 00 SECONDS EAST 194.10 FEET; THENCE SOUTH 44 DEGREES 43 MINUTES 00 SECONDS EAST 13.01 FEET TO THE INTERSECTION WITH A LINE WHICH IS PARALLEL WITH AND DISTANT NORTHERLY 58.60 FEET FROM THAT CERTAIN COURSE IN THE SOUTHERLY LINE OF SAID LOT 1, HAVING A BEARING AND DISTANCE OF SOUTH 89 DEGREES 43 MINUTES 00 SECONDS EAST 164.28 FEET; THENCE ALONG SAID PARALLEL LINE SOUTH 89 DEGREES 43 MINUTES 00 SECONDS EAST 205.78 FEET TO THE POINT OF BEGINNING.

SUB-PARCEL 5:

A NON-EXCLUSIVE EASEMENT FOR THE PURPOSE OF MAINTAINING AN OPEN SPACE UNOBSTRUCTED FROM GROUND TO SKY BETWEEN THE EXISTING CEDARS-SINAI MEDICAL CENTER FACILITIES AND THE NEW MEDICAL OFFICE TOWERS. SAID OPEN SPACE TO BE MAINTAINED FREE AND CLEAR OF ALL OBSTRUCTIONS FORM THE GROUND UP, EXCEPT FOR A BRIDGE BETWEEN THE EXISTING MEDICAL CENTER AND THE NEW OFFICE TOWERS, DESCRIBED AS FOLLOWS:

THAT PORTION OF LOT 1 OF TRACT NO. 29854, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAY RECORDED IN BOOK 849 PAGES 42 AND 43 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, DESCRIBED AS FOLLOWS:

BEGINNING AT THE MOST SOUTHEASTERLY CORNER OF SAID LOT 1; THENCE ALONG THE MOST EASTERLY LINE OF SAID LOT 1, NORTH 01 DEGREES 02 MINUTES 35 SECONDS EAST 60.00 FEET TO THE TRUE POINT OF BEGINNING; THENCE ALONG SAID EASTERLY LINE SOUTH 01 DEGREES 02 MINUTES 35 SECONDS WEST 21.40 FEET; THENCE PARALLEL WITH THAT CERTAIN COURSE IN THE SOUTHERLY LINE OF SAID LOT 1, HAVING A BEARING AND DISTANCE OF SOUTH 89 DEGREES 43 MINUTES 00 SECONDS EAST 164.28 FEET, NORTH 89 DEGREES 43 MINUTES 00 SECONDS WEST 164.79 FEET TO THAT CERTAIN COURSE ON SAID SOUTHERLY LINE HAVING A BEARING AND DISTANCE OF NORTH 0 DEGREES 17 MINUTES 00 SECONDS EAST 40.43 FEET; THENCE ALONG SAID SOUTHERLY LINE, NORTH 0 DEGREES 17 MINUTES 00 SECONDS EAST 1.83 FEET, SOUTH 71 DEGREES 39 MINUTES 00 SECONDS WEST 85.48


                          DESCRIPTION

FEET, SOUTH 0 DEGREES 17 MINUTES 00 SECONDS WEST 13.12 FEET, NORTH 89 DEGREES 43 MINUTES 00 SECONDS WEST 169.92 FEET, NORTH 0 DEGREES 17 MINUTES 00 SECONDS EAST 60.00 FEET TO THE INTERSECTION WITH A LINE WHICH IS PARALLEL WITH AND DISTANT NORTHERLY 60.00 FEET, MEASURED AT RIGHT ANGLES FROM THAT CERTAIN COURSE IN THE SOUTHERLY LINE OF SAID LOT 1, HAVING A BEARING AND DISTANCE OF SOUTH 89 DEGREES 43 MINUTES 00 SECONDS EAST 169.92 FEET; THENCE ALONG SAID PARALLEL LINE SOUTH 89 DEGREES 43 MINUTES 00 SECONDS EAST 416.00 FEET TO THE POINT OF BEGINNING.

SUB-PARCEL 6:

A NON-EXCLUSIVE EASEMENT FOR THE PURPOSE OF CONSTRUCTING AND MAINTAINING PEDESTRIAN INGRESS AND EGRESS AND FOR THE PURPOSE OF MAINTAINING LEGAL EXISTS TO AND FROM THE MEDICAL OFFICE BUILDING CONSTRUCTED ON LOT 2 OF TRACT NO. 29854 AND ALSO FOR THE PURPOSE OF MAINTAINING OPEN SPACE UNOBSTRUCTED FROM GROUND TO SKY BETWEEN THE EXISTING CEDARS-SINAI MEDICAL CENTER FACILITIES AND THE MEDICAL OFFICE BUILDING, SAID OPEN SPACE TO BE MAINTAINED FREE AND CLEAR OF ALL OBSTRUCTIONS FROM THE GROUND UP, EXCEPT FOR A BRIDGE BETWEEN THE EXISTING MEDICAL CENTER AND THE SAID OFFICE BUILDING DESCRIBED AS FOLLOWS:

A PORTION OF LOT 1 OF TRACT NO. 29854, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 849 PAGES 42 AND 43 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, DESCRIBED AS FOLLOWS:

BEGINNING AT THE MOST WESTERLY CORNER OF SAID LOT 1; THENCE ALONG THE SOUTHERLY LINE OF SAID LOT 1, SOUTH 89 DEGREES 43 MINUTES 00 SECONDS EAST
163.00 FEET; THENCE LEAVING SAID SOUTHERLY LINE, NORTH 0 DEGREES 17 MINUTES 00 SECONDS EAST 8.11 FEET; THENCE NORTH 89 DEGREES 43 MINUTES 00 SECONDS WEST 130.70 FEET; THENCE SOUTH 62 DEGREES 53 MINUTES 33 SECONDS WEST 6.76 FEET; THENCE NORTH 89 DEGREES 43 MINUTES 00 SECONDS WEST 26.36 FEET TO THE MOST WESTERLY LINE OF SAID LOT 1; THENCE ALONG SAID WESTERLY LINE SOUTH 0 DEGREES 28 MINUTES 45 SECONDS EAST 5.00 FEET TO THE POINT OF BEGINNING.

EXCEPT THOSE AREAS OF THIS PARCEL OCCUPIED BY THREE EXISTING CONCRETE
COLUMNS.

SUB-PARCEL 7:

A NON-EXCLUSIVE EASEMENT FOR THE PURPOSE OF CONSTRUCTING AND MAINTAINING PEDESTRIAN INGRESS AND EGRESS AND FOR THE PURPOSE OF MAINTAINING LEGAL EXISTS TO AND FROM THE MEDICAL OFFICE BUILDINGS CONSTRUCTED ON LOT 2 OF TRACT NO. 29854, DESCRIBED AS FOLLOWS:

A PORTION OF LOT 1 OF TRACT NO. 29854, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 849 PAGES 42 AND 43 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, INCLUDED WITHIN A STRIP OF LAND 2.10 FEET WIDE AND 169.92 FEET LONG, THE SOUTHERLY LINE OF SAID STRIP OF LAND DESCRIBED AS FOLLOWS:


                          DESCRIPTION

BEGINNING AT THE EASTERLY TERMINUS OF THAT CERTAIN COURSE IN THE SOUTHERLY LINE OF SAID LOT 1, WHICH HAS A BEARING AND DISTANCE OF SOUTH 89 DEGREES 43 MINUTES 00 SECONDS EAST 169.92 FEET; THENCE ALONG SAID CERTAIN COURSE NORTH 89 DEGREES 43 MINUTES 00 SECONDS WEST 169.92 FEET.

THE SIDELINES OF SAID 2.10 FOOT WIDE STRIP OF LAND ARE TO BE PROLONGED OR SHORTENED SO AS TO BEGIN IN THAT CERTAIN COURSE IN SAID SOUTHERLY LINE HAVING A BEARING AND DISTANCE OF NORTH 0 DEGREES 17 MINUTES 00 SECONDS EAST
13.12 FEET, AND SO AS TO END IN THAT CERTAIN COURSE IN SAID SOUTHERLY LINE HAVING A BEARING AND DISTANCE OF NORTH 0 DEGREES 17 MINUTES 00 SECONDS EAST
112.60 FEET.

SUB-PARCEL 8:

A NON-EXCLUSIVE EASEMENT FOR THE PURPOSE OF CONSTRUCTING AND MAINTAINING PEDESTRIAN INGRESS AND EGRESS FOR THE PURPOSE OF INSTALLING AN UNDERGROUND PIPE AND FILLER CONNECTED TO AN UNDERGROUND FUEL TANKS AND FOR VEHICULAR ACCESS FOR FILLING AND MAINTAINING FUEL TANKS AND FOR THE PURPOSE OF MAINTAINING LEGAL EXISTS TO AND FROM THE MEDICAL OFFICE BUILDING CONSTRUCTED ON LOT 2 OF TRACT NO. 29854, DESCRIBED AS FOLLOWS:

A PORTION OF LOT 1 OF TRACT NO. 29854, IN THE CITY OF LOS ANGLES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 849 PAGES 42 AND 43 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, DESCRIBED AS FOLLOWS:

BEGINNING AT THE MOST SOUTHEASTERLY CORNER OF SAID LOT 1; THENCE ALONG THE MOST EASTERLY LINE OF SAID LOT 1, NORTH 01 DEGREES 02 MINUTES 35 SECONDS EAST 36.30 FEET TO THE TRUE POINT OF BEGINNING; THENCE ALONG SAID EASTERLY LINE, SOUTH 01 DEGREES 02 MINUTES 35 SECONDS WEST 10.00 FEET TO A POINT; THENCE PARALLEL WITH THAT CERTAIN COURSE IN THE SOUTHERLY LINE OF SAID LOT 1, HAVING A BEARING AND DISTANCE OF SOUTH 89 DEGREES 43 MINUTES 00 SECONDS EAST 164.28 FEET, NORTH 89 DEGREES 43 MINUTES 00 SECONDS WEST 164.63 FEET TO THAT CERTAIN COURSE IN SAID SOUTHERLY LINE, HAVING A BEARING AND DISTANCE OF NORTH 0 DEGREES 17 MINUTES 00 SECONDS EAST 40.43 FEET; THENCE ALONG SAID SOUTHERLY LINE, NORTH 0 DEGREES 17 MINUTES 00 SECONDS EAST 10.00 FEET TO THE INTERSECTION WITH A LINE PARALLEL WITH AND DISTANT NORTHERLY
36.30 FEET, MEASURED AT RIGHT ANGLES FROM THAT CERTAIN COURSE IN SAID SOUTHERLY LINE HAVING A BEARING AND DISTANCE OF SOUTH 89 DEGREES 43 MINUTES 00 SECONDS EAST 164.28 FEET; THENCE ALONG SAID PARALLEL LINE, SOUTH 89 DEGREES 43 MINUTES 00 SECONDS EAST 164.76 FEET TO THE TRUE POINT OF BEGINNING.

SUB-PARCEL 9:

AN EASEMENT FOR INGRESS AND EGRESS OVER A PORTION OF LOT 1, TRACT NO. 29854, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 849 PAGES 42 AND 43 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, DESCRIBED AS FOLLOWS:


                          DESCRIPTION

BEGINNING AT THE MOST SOUTHEASTERLY CORNER OF SAID LOT 1; THENCE ALONG THE MOST EASTERLY LINE 58.60 FEET TO THE TRUE POINT OF BEGINNING; THENCE ALONG SAID EASTERLY LINE SOUTH 01 DEGREES 02 MINUTES 35 SECONDS WEST 20.00 FEET; THENCE PARALLEL WITH THAT CERTAIN COURSE IN THE SOUTHERLY LINE OF SAID LOT 1, HAVING A BEARING AND DISTANCE OF SOUTH 89 DEGREES 43 MINUTES 00 SECONDS EAST 164.28 FEET; THENCE NORTH 89 DEGREES 43 MINUTES 00 SECONDS WEST 207.72 FEET; THENCE SOUTH 77 DEGREES 31 MINUTES 88 SECONDS WEST 71.77 FEET; THENCE SOUTH 0 DEGREES 17 MINUTES 00 SECONDS WEST 20.00 FEET TO THE INTERSECTION WITH A LINE PARALLEL WITH AND DISTANT NORTHERLY 2.76 FEET, MEASURED AT RIGHT ANGLES, FROM THAT CERTAIN COURSE IN SAID SOUTHERLY LINE HAVING A BEARING AND DISTANCE OF SOUTH 89 DEGREES 43 MINUTES 00 SECONDS EAST 169.92 FEET; THENCE ALONG SAID PARALLEL LINE NORTH 89 DEGREES 43 MINUTES 00 SECONDS WEST 80.00 FEET; THENCE NORTH 0 DEGREES 17 MINUTES 00 SECONDS EAST
55.84 FEET TO THE INTERSECTION WITH A LINE PARALLEL TO AND DISTANT NORTHERLY 58.60 FEET, MEASURED AT RIGHT ANGLES, FROM THAT CERTAIN COURSE IN SAID SOUTHERLY LINE HAVING A BEARING AND DISTANCE OF SOUTH 89 DEGREES 43 MINUTES 00 SECONDS EAST 169.92 FEET; THENCE ALONG SAID PARALLEL LINE SOUTH 89 DEGREES 43 MINUTES 00 SECONDS EAST 357.99 FEET TO THE POINT OF BEGINNING.

EXCEPT THAT PORTION OF THIS DESCRIPTION WHICH LIES IN LOT 2 OF SAID TRACT NO. 29854.

SUB-PARCEL 10:

AN EASEMENT TO CONSTRUCT, RECONSTRUCT AND MAINTAIN AN ELECTRICAL
TRANSFORMER VAULT SERVING THE MEDICAL OFFICE BUILDING AND TO LOCATE NEW DOORS AND OPENINGS IN THE EXISTING PERIMETER RETAINING WALL AND ALSO, FOR THE PURPOSE OF INGRESS AND EGRESS DESCRIBED AS FOLLOWS:

THAT PORTION OF LOT 1 OF TRACT NO. 29854, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 849 PAGES 42 AND 43 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, INCLUDED WITHIN A STRIP OF LAND 44.00 FEET WIDE AND LYING 22.00 FEET ON EACH SIDE OF THE FOLLOWING DESCRIBED CENTERLINE:

BEGINNING AT THE EASTERLY TERMINUS OF THAT CERTAIN COURSE IN THE SOUTHERLY LINE OF SAID LOT 1, WHICH HAS A BEARING AND DISTANCE OF SOUTH 89 DEGREES 43 MINUTES 00 SECONDS EAST 169.92 FEET; THENCE NORTH 89 DEGREES 43 MINUTES 00 SECONDS WEST 71.93 FEET TO THE TRUE POINT OF BEGINNING; THENCE NORTH 0 DEGREES 17 MINUTES 00 SECONDS EAST 2.76 FEET.